EXHIBIT #1



R. 17 W.
R. 16 W.
400 000 FEET
420 000 FEET
440 000 FEET
114° 00'
ITHACA PEAK
TURQUOISE MOUNTAIN
WHITE EAGLE
STOCKTON HILL
SILVER MOUNTAIN
CERBAT PEAK
MAYSWELL PEAK
BUTE MOUNTAIN
CASTLE ROCK
KINGMAN
Pop(Est) 6,021
KINGMAN CITY LIMITS
EAST KINGMAN INTERCHANGE
KINGMAN MUNICIPAL AIRPORT
HUALAPAI INTERCHANGE
STANDARD
Northern
Gordon
Dr
Airway Ave
Beverly Ave
Frio Dr
Thompson
MP 60
MP 50
MP 45
STATION
Boulder
Cowles
PIPELINE
COMPANY

Oct 26 04 12:55p User 480-941-0377 p.13

RECEIVED
B.L.M. AZ STATE OFFICE
SEP 03 1985
7:45 A.M.
PHOENIX, ARIZONA



29
28
N
WHITE EAGLE 2
WHITE EAGLE
WHITE EAGLE 4
RICO ADD 3
RICO ADD 1
RICO
EAGLE'S NEST 1
EAGLE'S NEST 2
EAGLE'S NEST 3
EAGLE'S NEST 4
UNIT ADD
NELLIE
BOND
GOLDEN MOON
OJA
JAYNE

BOOK 1155 PAGE 597 EXHIBIT # 4

Oct 26 04 12:56p User 480-641-0377 p.14